EXHIBIT 99.1

Arbutus Announces Corporate Update and Second Quarter 2017 Financial Results

Two New Drug Candidates Nominated for Development
ARB-1740 Development Update
Company to Host a Corporate Update Conference Call Today at 4:30 PM ET

VANCOUVER, British Columbia and WARMINSTER, Pa., Aug. 03, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its second quarter 2017 unaudited financial results and provided a corporate update.

“Our clinical development programs are focused on HBV s-antigen (HBsAg) reduction and suppression of HBV DNA replication, which are keys to developing a curative treatment regimen with a finite dosing duration,” said Dr. Mark J Murray, Arbutus’ President and CEO. “Our preclinical research continues to add new agents to expand this strategy and generate great value as evidenced by our recent drug candidate nominations AB-506, a next-generation capsid inhibitor and AB-452, a novel and unique HBV RNA destabilizer, both of which target multiple aspects of the HBV life cycle."

Recent Highlights and Developments

  Preclinical combination data was presented at the 30th International Conference on Antiviral Research (ICAR) showing clinical assets ARB-1740, AB-423 and preclinical assets ARB-880, ARB-1820 and ARB-168786, when used in combination with entecavir or pegylated interferon demonstrate additive, and in some cases synergistic, anti-HBV activity.
  Cohort 4 of ARB-1467 Phase II study is ongoing, with top-line results from the three-month bi-weekly dosing phase expected to be announced in September 2017. Patients who meet the predefined response criteria will be eligible to receive monthly dosing for an additional nine months (for a total treatment duration of one year).
  ARB-1467 is advancing into Phase II triple combination, multi-dose studies with entecavir and pegylated interferon standard of care therapeutics to further explore the potential of ARB-1467 and evaluate the importance of immune stimulation in patients who have achieved low HBV DNA and HBsAg levels.
  AB-423 (capsid inhibitor) ongoing Phase I study in healthy volunteers is expected to progress into a multi-dosing study in HBV patients by the end of 2017.
  ARB-1740 (RNAi agent) Phase II, Cohorts 1 and 2 showed activity, but no significant potency advantage over ARB-1467. As a result, Arbutus is discontinuing development of ARB-1740 and will continue to advance ARB-1467.
  AB-506, a second-generation capsid inhibitor, was nominated for IND-enabling studies. Preclinical studies show that AB-506 has the potential to be a best-in-class capsid inhibitor based on its improved potency and superior pharmacokinetics relative to our lead capsid inhibitor AB-423. This molecule has the potential for once daily oral dosing. AB-506 is expected to be the subject of an IND (or equivalent) filing in 2018.
  AB-452, an HBV RNA destabilizer (formerly described as a small molecule s-antigen inhibitor), was nominated for IND-enabling studies based on its strong potency as well as its novel activity in destabilizing HBV RNA. This molecule has the potential for once daily oral dosing.  AB-452 is expected to be the subject of an IND (or equivalent) filing in 2018.
  Alexion concluded its LNP-licensing agreement as a result of its strategic decision to discontinue development in several research areas, including mRNA therapeutics. This collaboration enabled refinement of the LNP formulation process for mRNA-based therapeutics at larger scale.

ARB-1740 Update

Arbutus conducted a multi-dosing study with ARB-1740 to enable a clinical potency comparison between ARB-1467 and ARB-1740. Patients were dosed in two dose cohorts but no significant potency advantage was observed for ARB-1740 over ARB-1467. ARB-1740 data posed no safety concerns but the lack of a significant potency advantage led the Company to discontinue development of ARB-1740 and focus on further investment in Arbutus’ more clinically advanced RNAi agent, ARB-1467.

Upcoming Milestones

  September 2017: Top-line results from initial ARB-1467 Phase II Cohort 4 clinical study.
  3Q17: Phase III top-line results expected for Alnylam’s Patisiran (Arbutus to receive royalties on sales).
  October 2017: Multiple presentations expected at AASLD.
  4Q17: Top-line results from the AB-423 healthy volunteer study.
  4Q17: Initiate AB-423 Phase II multi ascending dose (MAD) study in HBV patients.
  4Q17: Initiate study of longer term dosing of ARB-1467 in combination with tenofovir and a course of pegylated interferon to maximize reduction of HBsAg.

Financial Results

Cash, Cash Equivalents and Investments

As at June 30, 2017, Arbutus had cash, cash equivalents, short-term investments and restricted investments totaling $115.6 million, as compared to $143.2 million at December 31, 2016.

Net Loss

For Q2 2017, net loss was $18.3 million ($0.33 basic and diluted loss per common share) as compared to a net loss of $130.0 million ($2.47 basic and diluted loss per common share) for Q2 2016. The net loss for the first half of 2017 was $36.9 million ($0.68 basic and diluted loss per common share) as compared to a net loss of $145.9 million ($2.80 basic and diluted loss per common share) for the first half of 2016.

Non-GAAP Net Loss

The non-GAAP net loss for Q2 2017 was $15.3 million ($0.28 loss per common share). The non-GAAP net loss for Q2 2017 excludes the aggregate of $3.0 million non-cash compensation expense in connection with certain share repurchase provisions arising from the merger with Arbutus Inc. in March 2015.

Revenue

Revenue was $1.0 million in Q2 2017 as compared to $0.3 million in Q2 2016.

In March 2017, Arbutus signed a License Agreement with Alexion that granted them exclusive use of the Company's proprietary lipid nanoparticle (LNP) technology in one of Alexion's rare disease programs. Licensing fee revenue recognized in Q2 2017 relates to the earned portion of the non-refundable upfront payment of $7.5 million for the use of Arbutus' technology, which is being recognized over the expected period that the Company is providing services to Alexion. In addition, from March 2017, Arbutus has been earning revenue for services provided to Alexion related to technology development, manufacturing and regulatory support for the advancement of Alexion's mRNA product candidate. This agreement was terminated by Alexion in July 2017.

Revenue in Q2 2016 related primarily to the Dicerna license and collaboration that was terminated in November 2016.

In addition, Arbutus has ongoing license agreements with Alnylam and Spectrum, under which Arbutus is eligible to receive commercial royalties.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $15.4 million in Q2 2017 as compared to $15.2 million in Q2 2016.

R&D expenses increased during Q2 2017 as compared to Q2 2016 as Arbutus initiated a Phase I clinical trial for AB-423 in Q1 2017 and continues to incur costs related to the Company's recent candidate nominations - a second generation capsid inhibitor and an HBV RNA destabilizer, as well as costs related to research and preclinical studies for the Company's other HBV programs.

General and Administrative

General and administrative expenses were $4.6 million in Q2 2017 as compared to $23.8 million Q2 2016.

The decrease in general and administrative expenses was largely due to a decrease in non-cash compensation expense recorded for the expiry of repurchase rights due to the departure of two of the four former Arbutus Inc. shareholders in Q2 2016. This resulted in a quarterly non-cash compensation general and administrative expense of $1.5 million in Q2 2017  as compared to $18.5 million in Q2 2016.

Impairment of Intangible Assets

In Q2 2016, Arbutus recorded an impairment charge of $156.3 million for the discontinuance of the ARB-1598 program in the Immune Modulator drug class after extensive research and analysis, as well as a delay for additional exploration of the biology of the cccDNA Sterilizer drug class.

Outstanding Shares

The Company had 55.0 million common shares issued and outstanding and 60.6 million shares on a fully diluted basis as at June 30, 2017.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30,	December 31,
	2017	2016

Cash and cash equivalents	$24.2	$23.4
Short-term investments	78.8	107.1
Accounts receivable	1.1	0.3
Other current assets	1.9	1.8
Restricted investments	12.6	12.6
Property and equipment, net	12.7	6.9
Intangible assets	99.4	99.4
Goodwill	24.4	24.4
Total assets	$255.1	$275.9
Accounts payable and accrued liabilities	8.3	9.8
Total deferred revenue	6.7	0.0
Warrant liability	—	0.1
Liability-classified options	1.0	0.6
Loan payable	12.0	12.0
Contingent consideration	10.0	9.1
Deferred tax liability	41.3	41.3
Total stockholders’ equity	175.8	203.0
Total liabilities and stockholders’ equity	$255.1	$275.9

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net loss for the period	$(18.3)	$(130.0)	$(36.9)	$(145.9)
Net cash used in operating activities	(5.1)	(16.8)	(22.6)	(28.4)
Net cash provided by (used in) investing activities	(1.4)	(85.4)	21.8	(99.0)
Net cash provided by financing activities	0.0	0.4	0.4	0.6
Effect of foreign exchange rate changes on cash & cash equivalents	0.8	0.0	1.2	3.0
Net increase (decrease) in cash and cash equivalents	$(5.7)	$(101.8)	$0.8	$(123.8)
Cash and cash equivalents, beginning of period	29.9	144.8	23.4	166.8
Cash and cash equivalents, end of period	$24.2	$43.0	$24.2	$43.0

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Total revenue	$1.0	$0.3	$1.3	$0.9
Operating expenses
Research, development, collaborations and contracts	15.4	15.2	29.3	28.4
General and administrative	4.6	23.8	8.9	31.0
Depreciation of property and equipment	0.5	0.3	0.9	0.5
Impairment of intangible assets	0.0	156.3	0.0	156.3
Loss from operations	(19.5)	(195.3)	(37.8)	(215.3)
Other income (losses)	1.2	0.4	0.9	4.5
Income tax benefit	0.0	64.9	0.0	64.9
Net loss	$(18.3)	$(130.0)	$(36.9)	$(145.9)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net loss	$(18.3)	$(130.0)	$(36.9)	$(145.9)
Adjustment:
Compensation expense of expired repurchase provision rights	3.0	20.0	6.0	26.0
Impairment of intangible assets (net of tax benefit)	0.0	91.4	0.0	91.4
Non-GAAP net loss	$(15.3)	$(18.6)	$(30.9)	$(28.5)

GAAP net loss per common share	$(0.33)	$(2.47)	$(0.68)	$(2.80)
Non-GAAP net loss per common share	$(0.28)	$(0.35)	$(0.57)	$(0.55)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The Company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the Company expects it to occur as part of its normal business on a regular basis. In the three months ended June 30, 2017, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc. The Company believes that the exclusion of this item provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of this item is important in comparing current results with prior period results and understanding projected operating performance.

Conference Call Today

Arbutus will hold a conference call and webcast today, Thursday, August 3, 2017 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to provide a corporate update. A live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 63313299.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about HBV s-antigen (HBsAg) reduction and suppression of HBV DNA replication; top-line results from the three-month bi-weekly dosing phase of the Cohort 4 of ARB-1467 Phase II study being announced in September 2017; ARB-1467 advancing into Phase II triple combination, multi-dose studies; AB-423 (capsid inhibitor) ongoing Phase I study progressing into a multi-dosing study in HBV patients by the end of 2017; discontinuing development of ARB-1740; AB-506’s potential to be a best-in-class capsid inhibitor, with an IND (or equivalent) filing in 2018;  AB-452’s potential for once daily oral dosing, with an IND (or equivalent) filing in 2018; Phase III top-line results expected for Alnylam’s Patisiran in 3Q17, with Arbutus to receive royalties on sales; Multiple presentations expected at AASLD in October 2017; top-line results from the AB-423 healthy volunteer study in 4Q17; initiating AB-423 Phase II multi ascending dose (MAD) study in HBV patients in 4Q17; initiating study of longer term dosing of ARB-1467 in combination with tenofovir and a course of pegylated in 4Q17; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com